GLOBE LIFE INC. REPORTS
Second Quarter 2024 Results

McKinney, TX, July 24, 2024—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended June 30, 2024, net income was $2.83 per diluted common share, compared with $2.24 per diluted common share for the year-ago quarter. Net operating income for the quarter was $2.97 per diluted common share, compared with $2.61 per diluted common share for the year-ago quarter.

HIGHLIGHTS:

●	Net income as an ROE was 20.8% for the six months ended June 30, 2024. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 14.5% for the same period.

●	Net income increased 20% and net operating income increased 8% over the year-ago quarter.

●
At the American Income Life Division, life net sales and premiums increased over the year-ago quarter by 16% and 7%, respectively. Additionally, the average producing agent count increased 13% over the year-ago quarter.

●	At the Liberty National Division, the average producing agent count increased 16% over the year-ago quarter and life net sales and premiums increased 11% and 6%, respectively.

●	At the Family Heritage Division, health net sales increased 7% and premiums increased 8% over the year-ago quarter.

●	Total underwriting margin increased 8% over the year-ago quarter.

●	Net investment income grew 9% over the year-ago quarter.

●	3.8 million shares of Globe Life Inc. common stock were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended June 30, 2024 and 2023:

Operating Summary
	Per Share
	Three Months Ended June 30,			Three Months Ended June 30,
	2024	2023	% Chg.	2024	2023	% Chg.
Insurance underwriting income(2)	$3.72	$3.28	13	$340,437	$315,356	8
Excess investment income(2)	0.47	0.33	42	42,791	31,385	36
Interest on debt	(0.34)	(0.27)	26	(31,404)	(25,818)	22
Parent company expense	(0.03)	(0.03)		(3,130)	(3,088)
Income tax expense	(0.75)	(0.63)	19	(68,857)	(60,801)	13
Stock compensation benefit (expense), net of tax	(0.09)	(0.06)		(8,620)	(5,558)
Net operating income	2.97	2.61	14	271,217	251,476	8

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.11)	(0.38)		(9,945)	(36,216)
Non-operating expenses	(0.01)	—		(993)	—
Legal proceedings	(0.02)	—		(1,924)	—
Net income(3)	$2.83	$2.24		$258,355	$215,260

Weighted average diluted shares outstanding	91,441	96,251
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Six Months Ended June 30,
	2024	2023
Net income	$512,572	$438,870
Net operating income	535,316	499,518
Net income as an ROE(1)	20.8%	22.4%
Net operating income as an ROE (excluding AOCI)(1)	14.5%	14.6%

	June 30,
	2024	2023
Shareholders' equity	$5,227,754	$3,980,306
Impact of adjustment to exclude AOCI	2,189,620	2,943,897
Shareholders' equity, excluding AOCI	$7,417,374	$6,924,203

Book value per share	$58.06	$41.44
Impact of adjustment to exclude AOCI	24.32	30.65
Book value per share, excluding AOCI	$82.38	$72.09
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS:

Life insurance accounted for 76% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 24% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 10% for the quarter, and net health sales increased 17%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended June 30, 2024 and 2023:

Insurance Premium Revenue
	Quarter Ended
	June 30, 2024	June 30, 2023	% Chg.
Life insurance	$815,482	$781,733	4
Health insurance	351,643	329,187	7
Annuity	—	—
Total	$1,167,125	$1,110,920	5

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended June 30, 2024 and 2023:

Insurance Underwriting Income
	Quarter Ended
	June 30, 2024	% of Premium	June 30, 2023	% of Premium	% Chg.
Insurance underwriting margins:
Life	$320,323	39	$296,130	38	8
Health	100,488	29	92,419	28	9
Annuity	1,748		2,181
	422,559		390,730		8
Other income	74		85
Administrative expenses	(82,196)		(75,459)		9
Insurance underwriting income	$340,437		$315,356		8
Per share	$3.72		$3.28		13

The ratio of administrative expenses to premium was 7.0%, compared with 6.8% for the year-ago quarter.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive agencies: American Income Life Division (American Income), Liberty National Division (Liberty National) and Family Heritage Division (Family Heritage); an independent agency, United American Division (United American); and our Direct to Consumer Division (Direct to Consumer).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	June 30,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$192,662	45	$179,537	45	7
Direct to Consumer	63,848	26	56,433	23	13
Liberty National	31,072	34	28,386	33	9
Other	32,741	64	31,774	61	3
Total	$320,323	39	$296,130	38	8

Life Premium
	Quarter Ended
	June 30,
	2024	2023	% Chg.
American Income	$423,534	$394,620	7
Direct to Consumer	248,839	248,607	—
Liberty National	92,197	86,634	6
Other	50,912	51,872	(2)
Total	$815,482	$781,733	4

Life Net Sales(1)
	Quarter Ended
	June 30,
	2024	2023	% Chg.
American Income	$94,668	$81,940	16
Direct to Consumer	30,614	31,629	(3)
Liberty National	25,889	23,269	11
Other	2,332	2,450	(5)
Total	$153,503	$139,288	10
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	June 30,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$16,571	11	$14,753	11	12
Family Heritage	36,611	35	32,704	33	12
Liberty National	26,400	55	26,208	56	1
American Income	19,092	62	18,169	62	5
Direct to Consumer	1,814	10	585	3	210
Total	$100,488	29	$92,419	28	9

Health Premium
	Quarter Ended
	June 30,
	2024	2023	% Chg.
United American	$149,230	$137,453	9
Family Heritage	105,855	98,129	8
Liberty National	47,705	46,903	2
American Income	30,721	29,527	4
Direct to Consumer	18,132	17,175	6
Total	$351,643	$329,187	7

Health Net Sales(1)
	Quarter Ended
	June 30,
	2024	2023	% Chg.
United American	$18,228	$12,933	41
Family Heritage	24,570	23,010	7
Liberty National	8,356	8,058	4
American Income	5,792	4,712	23
Direct to Consumer	839	707	19
Total	$57,785	$49,420	17
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	June 30,			March 31,
	2024	2023	% Chg.	2024
American Income	11,869	10,488	13	11,139
Liberty National	3,700	3,180	16	3,419
Family Heritage	1,361	1,345	1	1,295

(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	June 30,
	2024	2023	% Chg.
Net investment income	$285,636	$261,244	9
Interest on policy liabilities(1)	(242,845)	(229,859)	6
Excess investment income	$42,791	$31,385	36
Per share	$0.47	$0.33	42
(1)Interest on policy liabilities, at original discount rates, is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 9% and average invested assets increased 6%. Required interest on policy liabilities increased 6% and average policy liabilities increased 5%.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at June 30, 2024 is as follows:

Investment Portfolio
	As of
	June 30, 2024
	Amount	% of Total
Fixed maturities at fair value(1)	$17,613,008	89
Mortgage Loans	343,492	2
Policy loans	676,077	3
Other long-term investments(2)	974,515	5
Short-term investments	100,560	1
Total	$19,707,652
(1) As of June 30, 2024, fixed maturities at amortized cost were $19.2 billion, net of $7.1 million of allowance for credit losses.
(2) Includes $916 million of investments accounted for under the fair value option which have a cost of $898 million as of June 30, 2024.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of June 30, 2024 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	June 30, 2024
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,884,237	$521,168	$15,405,405
Municipals	3,255,829	—	3,255,829
Government, agencies, and GSEs(1)	443,826	—	443,826
Collateralized debt obligations	—	36,945	36,945
Other asset-backed securities	74,147	5,989	80,136
Total	$18,658,039	$564,102	$19,222,141
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at June 30, 2024 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
June 30, 2024	$19,229,273	$(7,132)	$(1,609,133)	$17,613,008

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.26% during the second quarter of 2024, compared with 5.18% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q2 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q2 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	June 30,
	2024	2023
Amount	$240,669	$359,487
Average annual effective yield	6.2%	5.8%
Average rating	A-	AA-
Average life (in years) to:
Next call	32.2	15.5
Maturity	34.8	24.4

SHARE REPURCHASE:

During the quarter, the Company repurchased 3.8 million shares of Globe Life Inc. common stock at a total cost of $314 million and an average share price of $81.87.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2024:

Globe Life projects net operating income between $11.80 to $12.10 per diluted common share for the year ending December 31, 2024.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q2 2024 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the continued impact of inflation, geopolitical events, and the recent pandemic on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment portfolio yield;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The impact of any reputational damage on the Company’s ability to attract and retain agents;

14) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
15) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.
Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q2 2024 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its second quarter 2024 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, July 25, 2024. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q2 2024 Earnings Release

APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Life premium	$815,482	$781,733	$1,619,747	$1,554,330
Health premium	351,643	329,187	692,662	651,680
Other premium	—	—	—	—
Total premium	1,167,125	1,110,920	2,312,409	2,206,010
Net investment income	285,636	261,244	568,214	518,349
Realized gains (losses)	(12,589)	(45,843)	(24,388)	(76,770)
Other income	74	85	150	135
Total revenue	1,440,246	1,326,406	2,856,385	2,647,724

Benefits and expenses:
Life policyholder benefits(1)	518,792	512,664	1,038,663	1,020,641
Health policyholder benefits(2)	205,423	195,924	407,750	386,886
Other policyholder benefits	11,479	8,922	21,074	17,910
Total policyholder benefits	735,694	717,510	1,467,487	1,425,437
Amortization of deferred acquisition costs	101,915	94,080	201,393	186,402
Commissions, premium taxes, and non-deferred acquisition costs	149,802	138,459	297,912	276,256
Other operating expense	99,108	86,033	192,322	170,204
Interest expense	31,404	25,818	60,025	50,685
Total benefits and expenses	1,117,923	1,061,900	2,219,139	2,108,984

Income before income taxes	322,323	264,506	637,246	538,740
Income tax benefit (expense)	(63,968)	(49,246)	(124,674)	(99,870)
Net income	$258,355	$215,260	$512,572	$438,870

Basic net income per common share	$2.83	$2.26	$5.53	$4.58

Diluted net income per common share	$2.83	$2.24	$5.51	$4.52
(1)Net of a remeasurement gain of $12.4 million for the three months ended June 30, 2024, and a remeasurement gain of $2.4 million for the same period in 2023. Net of a remeasurement gain of $17.3 million for the six months ended June 30, 2024, and a remeasurement gain of $5.1 million for the same period in 2023.
(2)Net of a remeasurement gain of $3.2 million for the three months ended June 30, 2024, and a remeasurement gain of $2.6 million for the same period in 2023. Net of a remeasurement gain of $6.5 million for the six months ended June 30, 2024, and a remeasurement gain of $532 thousand for the same period in 2023.

GL Q2 2024 Earnings Release